                                                                    Exhibit 99.5

                      [LETTERHEAD OF GREENHILL & CO.]


                                CONSENT OF
                           GREENHILL & CO., LLC


                                                                 August 24, 1999


TriNet Corporate Realty Trust, Inc.
One Embarcadero Center
33rd Floor
San Francisco, California 94111

Dear Sirs:

           We refer to the Registration Statement (the "Registration Statement") of Starwood Financial Trust ("Starwood Financial") on Form S-4, with respect to the shares of (i) common stock, par value $.01 per share,
(ii) 9.375% Series B Cumulative Redeemable Preferred Stock, par value $.001 per share, (iii) 9.200% Series C Cumulative Redeemable Preferred Stock, par value $.001 per share, and (iv) 8.000% Series D Cumulative Redeemable Preferred Stock, par value $.001 per share, each of Starwood Financial, to be issued to stockholders of TriNet Corporate Realty Trust, Inc. ("TriNet") in connection with the merger of a subsidiary of Starwood Financial with TriNet.

           We hereby consent to the inclusion of our opinion letter dated June 15, 1999 to the Board of Directors of TriNet appearing as Annex C to the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   GREENHILL & CO., LLC


                                   By: /s/ Scott L. Bok
                                       ---------------------------------
                                       Name: Scott L. Bok
                                       Title: Managing Director